UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 19, 2016 (February 18, 2016)

bebe stores, inc.
(Exact Name of Registrant as Specified in Charter)

California	0-24395	94-2450490
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Valley Drive
Brisbane, CA 94005
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(415) 715-3900

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activity.
On February 19, 2016, bebe stores, inc. (the “Company”) announced a workforce reorganization that will result in the elimination of a total of approximately 45 positions across the design, merchandising, production, information technology and support functions of the Company. This represents approximately a 14.6% reduction in corporate headcount. As part of the reduction, the Company is streamlining its design and merchandising teams, while reducing support functions in recognition of the rationalization of the store base. As a result of this restructuring, the Company expects to incur a one-time cash severance charge of approximately $3.7 million in the third fiscal quarter of 2016. These reductions are expected to yield annualized pre-tax cost savings of approximately $6.0 million.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.
Effective February 18, 2016, Manny Mashouf has rejoined the Company’s management team as Chief Executive Officer and Walter Parks has rejoined the Company as President, Chief Operating Officer and Interim Chief Financial Officer. This follows the departure of Jim Wiggett, former Chief Executive Officer and former member of the Board of Directors; Liyuan Woo, former Chief Financial Officer; and Brigitte Bogart, former Executive Vice President of Design and Product Development, who are no longer with the Company. The Company has agreed to pay Mr. Parks $40,000 per month.
Item 7.01. Regulation FD Disclosure.
On February 19, 2016, bebe issued a press release which is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.
Forward-Looking Statements
Certain statements in this Report on Form 8-K are "forward-looking statements" made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the Company's current expectations or beliefs concerning future events and are subject to various risks and uncertainties that may cause actual results to differ materially from those that we expected. The statements in this Report on Form 8-K, contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ from anticipated results. Wherever used, the words “expect,” “plan,” “anticipate,” “believe” and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, miscalculation of the demand for our products, effective management of our growth, decline in comparable store sales performance, ongoing competitive pressures in the apparel industry, changes in the level of consumer spending or preferences in apparel, loss of key personnel, difficulties in manufacturing, disruption of supply, adverse economic conditions, and/or other factors that may be described in the Company's annual report on Form 10-K and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. We undertake no obligation to publicly update or revise any forward-looking statement.
Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No. 99.1

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

bebe stores, inc.
Dated: February 19, 2016	/s/ Gary Bosch
Name: Gary Bosch
Title: Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, issued by bebe stores, inc., dated February 19, 2016